Exhibit 24
Power of Attorney
I hereby appoint Ellen Oran Kaden and Kathleen M. Gibson, together and separately, to be my attorneys-in-fact. This means they may, in my name and place:
•	Sign the registration statement on Form S-8 for the Campbell Soup Company 401(k) Retirement Plan, as amended and restated effective January 1, 2011, and any and all amendments to that registration statement;

•	File the registration statement mentioned above on Form S-8 and any amendments and supplements thereto, with all exhibits and other related documents, with the Securities and Exchange Commission;

•	Perform the acts that need to be done concerning these filings; and

•	Name others to take their place.
I am responsible for everything my attorneys-in-fact do when acting lawfully in the scope of this Power of Attorney.

Signatures	Dated as of March 24, 2011

/s/ Edmund M. Carpenter	/s/ Denise M. Morrison

Edmund M. Carpenter	Denise M. Morrison

/s/ Paul R. Charron	/s/ William D. Perez

Paul R. Charron	William D. Perez

/s/ Douglas R. Conant	/s/ Charles R. Perrin

Douglas R. Conant	Charles R. Perrin

/s/ Bennett Dorrance	/s/ A. Barry Rand

Bennett Dorrance	A. Barry Rand

/s/ Harvey Golub	/s/ Nick Shreiber

Harvey Golub	Nick Shreiber

/s/ Lawrence C. Karlson	/s/ Archbold D. van Beuren

Lawrence C. Karlson	Archbold D. van Beuren

/s/ Randall W. Larrimore	/s/ Les C. Vinney

Randall W. Larrimore	Les C. Vinney

/s/ Mary Alice D. Malone	/s/ Charlotte C. Weber

Mary Alice D. Malone	Charlotte C. Weber

/s/ Sara Mathew
Sara Mathew